EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our reports: (1) dated January 25, 2000, except as to note 20, which is as of March 21, 2000, appearing on page 30 of CBS Corporation's Form 10-K for the year ended December 31, 1999, and dated March 21, 2000, appearing on page 67 of CBS Corporation's Form 10-K for the year ended December 31, 1999; and (2) dated January 25, 2000, except as to note 17, which is as of March 21, 2000, appearing on page 26 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1999 and dated March 21, 2000, appearing on page 51 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1999, each of which is incorporated by reference in this Amendment No. 1 to the Form S-3 registration statement of Viacom Inc. and Viacom International Inc. We also consent to the reference to our firm under the heading "Experts" in such registration statement.



KPMG LLP
New York, New York
June 11, 2001





                                       1